Exhibit 99.1

Andromeda Biotech Ltd.

(A Development Stage Company)

Financial Statements

As of December 31, 2013

Andromeda Biotech Ltd.

(A Development Stage Company)

Financial Statements as at December 31, 2013

Contents

Page
Independent Auditor’s Report	2-3
Balance Sheets	4
Statements of Operations	5
Statements of Comprehensive Loss	6
Statements of Changes in Shareholders’ Deficit	7-8
Statements of Cash Flows	9
Notes to the Financial Statements	10-30

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of

ANDROMEDA BIOTECH LTD.

(A Development Stage Company)

We have audited the accompanying financial statements of Andromeda Biotech Ltd., which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, comprehensive loss, changes in shareholders’ deficit and cash flows for the years then ended, and for the cumulative period from March 22, 2007 to December 31, 2013 (cumulative period presented, as required).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Andromeda Biotech Ltd. (a development stage company) as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, and for the cumulative period from March 22, 2007 to December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1C to the financial statements, the Company has suffered recurring losses from operations and has a shareholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
June 12, 2014	Certified Public Accountants (1sr.)
A member firm of PricewaterhouseCoopers International Limited

Andromeda Biotech Ltd.

(A Development Stage Company)

Balance Sheets

		December 31 2013	December 31 2012
	Note	$ thousands
Assets
Current assets
Cash and cash equivalents	4	1,212	5,105
Bank deposits		—	1,000
Accounts receivable		107	85
Related parties receivable	7A	1,103	507

Total current assets		2,422	6,697

Non-current assets
Advance payments to suppliers		449	101
Put options received	7A	4,800	5,410
Fixed assets, net		25	34

Total non-current assets		5,274	5,545

Total assets		7,696	12,242

Liabilities and Shareholders’ deficit
Current liabilities
Accounts payable	6A	4,389	3,079
Other payables	6B	194	204
Loans from shareholders	7B	6,146	—
Liability in respect of acquisition of in-process R&D	5B	4,657	4,785

Total current liabilities		15,386	8,068

Non-current liabilities
Deferred income	7A	11,575	11,075
Loans from shareholders, net of current maturities	7B	14,705	13,050
Options to employees	11	1,930	4,011
Liability in respect of acquisition of in-process R&D, net of current maturities	5B	2,714	2,597

Total Non-current liabilities		30,924	30,733

Commitments	8
Total liabilities		46,310	38,801

Shareholders’ deficit
Ordinary shares NIS 0.01 par value; 2,000,000 shares authorized at December 31, 2013 and 2012; 1,317,398 shares issued and outstanding at December 31, 2013 and 2012		4	4
Additional paid-in capital		39,850	39,850
Accumulated other comprehensive income		457	2,044
Deficit accumulated during the development stage		(78,925)	(68,457)

Total Shareholders’ deficit		(38,614)	(26,559)

Total liabilities and Shareholders’ deficit		7,696	12,242

/s/ Ruben Krupik Mr. Ruben Krupik Chairman of the Board	/s/ Shlomo Dagan Mr. Shlomo Dagan Chief Executive Officer	/s/ Chaim Eldar Mr. Chaim Eldar Chief Financial Officer

June 12, 2014

The accompanying notes are an integral part of the financial statements.

Andromeda Biotech Ltd.

(A Development Stage Company)

Statements of Operations

		For the year ended December 31 2013	For the year ended December 31 2012	Cumulative from inception (March 22, 2007) through December 31 2013
	Note	$ thousands
Research and developments expenses, net	5A	9,363	14,422	70,986
General and administrative expenses (income)		(760)	520	3,778
Changes in the fair value of written put options, written call options and put options received		824	(401)	1,293

Loss from operations		9,427	14,541	76,057
Interest income		(8)	(24)	(147)
Interest expenses		1,698	943	5,156
Other income, net		(649)	(1,441)	(2,141)

Net loss for the period		10,468	14,019	78,925

The accompanying notes are an integral part of the financial statements.

Andromeda Biotech Ltd.

(A Development Stage Company)

Statements of Comprehensive Loss

	For the year ended December 31 2013	For the year ended December 2012	Cumulative from inception (March 22, 2007) through December 31 2013
	$ thousands
Net loss for the period	(10,468)	(14,019)	(78,925)
Other comprehensive loss for the period -
Cumulative translation adjustments	(1,587)	(542)	457

Comprehensive loss for the period	(12,055)	(14,561)	(78,468)

The accompanying notes are an integral part of the financial statements.

Andromeda Biotech Ltd.

(A Development Stage Company)

Statements of Changes in Shareholders’ Deficit

	Number of shares issued	Share capital	Additional paid-in capital	Accumulated other comprehensive income	Deficit accumulated during the development stage	Total
	shares	$ thousands
Balance as of March 22, 2007 (date of inception)	—	—	—	—	—	—
Net loss	—	—	—	—	(54,438)	(54,438)
Foreign currency translation adjustments	—	—	—	2,586	—	2,586
Issuance of ordinary shares to the parent company in March 2007	100,000	—	—	—	—	—
Issuance of ordinary shares to the parent company in September 2008	900,000	3	—	—	—	3
Issuance of ordinary shares in September 2008	33,333	—	3,000	—	—	3,000
Issuance of ordinary shares during 2009	77,778	—	11,125	—	—	11,125
Issuance of ordinary shares in February 2010	62,500	—	5,625	—	—	5,625
Issuance of ordinary shares in April 2010	20,833	—	2,672	—	—	2,672
Issuance of ordinary shares in June 2010	33,373	—	4,750	—	—	4,750
Issuance of ordinary shares during 2011	89,581	1	12,749	—	—	12,750
Benefit component in loan received from the parent company and a shareholder, See note 7B(2)	—	—	2,763	—	—	2,763
Capital reserve arising from transaction with the parent company, see note 5B(1)	—		7,832	—	—	7,832
Capital reserve arising from transaction with the parent company, see note 7A(1)	—		(14,331)	—	—	(14,331)

Balance at December 31, 2011	1,317,398	4	36,185	2,586	(54,438)	(15,663)

Andromeda Biotech Ltd.

(A Development Stage Company)

Statements of Changes in Shareholders’ Deficiency (cont’d)

	Number of shares issued	Share capital	Additional paid-in capital	Accumulated other comprehensive income	Deficit accumulated during the development stage	Total
	shares	$ thousands
Balance at December 31, 2011	1,317,398	4	36,185	2,586	(54,438)	(15,663)
Net loss	—	—	—	—	(14,019)	(14,019)
Foreign currency translation adjustments	—	—	—	(542)	—	(542)
Benefit component in loan received from the parent company and a shareholder, see note 7B(2)	—	—	3,665	—	—	3,665

Balance at December 31, 2012	1,317,398	4	39,850	2,044	(68,457)	(26,559)
Net loss	—	—	—	—	(10,468)	(10,468)
Foreign currency translation adjustments	—	—	—	(1,587)	—	(1,587)

Balance at December 31, 2013	1,317,398	4	39,850	457	(78,925)	(38,614)

The accompanying notes are an integral part of the financial statements.

Andromeda Biotech Ltd.

(A Development Stage Company)

Statements of Cash Flows

	For the year	For the year	Cumulative from inception (March 22, 2007)
	ended	ended	through
	December 31	December 31	December 31
	2013	2012	2013
	$ thousands
Cash flows from operating activities
Net loss for the period	(10,468)	(14,019)	(78,925)
Adjustments required to reflect cash flows from operating activities:
Income and expenses not involving cash flows:
Benefit component in grant of options to employees	(2,181)	137	2,128
Depreciation and amortization	16	21	115
Acquisition of in-process R&D	—	3,703	14,751
Changes in the fair value of written put options, written call options and put options received	824	(401)	1,293
Interest expenses	1,698	943	5,156
Other income, net	(762)	(1,481)	(1,462)
Changes in operating asset and liability items:
Decrease (increase) in accounts receivable and advances payment to supplier	(901)	2,032	(1,760)
Increase (decrease) in accounts payable and accruals:
Accounts payable	1,129	248	4,439
Other payables	(19)	44	220

Net cash used in operating expenses	(10,664)	(8,773)	(54,045)

Cash flows from investing activities
Acquisition of in-process R&D	(328)	(330)	(2,325)
Acquisition of fixed assets	(5)	(21)	(139)
Bank deposits, net	1,000	2,030	—

Net cash provided by (used in) investing activities	667	1,679	(2,464)

Cash flows from financing activities
Issuance of ordinary shares	—	—	35,004
Receipt of loans from a shareholder	—	6,500	10,000
Receipt of loans from the parent company	6,100	3,500	13,100

Net cash provided by financial activities	6,100	10,000	58,104

Increase (decrease) in cash and cash equivalents	(3,897)	2,906	1,595
Balance of cash and cash equivalents at beginning of period	5,105	2,083	—
Effect from exchange differences on cash and cash equivalents	4	116	(383)

Balance of cash and cash equivalents at end of period	1,212	5,105	1,212

Supplementary information on investing and financing activities not involving cash flows
Capital reserve arising from transaction with the parent company	—	—	14,331

Put options received	—	—	1,580

Call options written	—	—	(3,410)

Deferred income	—	—	(12,501)

Benefit component in loan received from the parent company and a shareholder	—	3,665	6,428

The accompanying notes are an integral part of the financial statements.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 1 - General

A.	Andromeda Biotech Ltd. (hereafter - “the Company”) was incorporated in Israel in February 2007 as a private company, and commenced operations in March 2007. The Company is engaged in the research and development of a drug named DiaPep277 for treating Type 1 diabetes and autoimmune conditions. Currently, the DiaPep277 is in Phase III clinical trials. Accordingly, the Company is considered to be in the development stage.

B.	As of December 31, 2013, the shareholders of the Company are Clal Biotechnology Industries Ltd. (hereafter - “the Parent Company”), which holds app. 84% of the Company’s issued share capital and Teva Pharmaceutical Industries Ltd. (hereafter - “Teva”), which holds app. 16% of the Company’s issued share capital.

C.	Since inception, the Company has incurred recurring net operating losses and negative cash flows from operations. During the years ended December 31, 2013 and 2012, the Company incurred a net loss of $10,468 thousand and $14,019 thousand, respectively, and used $10,664 thousand and $8,773 thousand of cash in operations, respectively. At December 31, 2013 and 2012 the Company had a deficit accumulated during the development stage of $78,925 thousand and $68,457 thousand, respectively, and working capital deficit of $12,964 thousand and $1,371 thousand, respectively. These factors raise substantial doubts as to the Company’s ability to continue as a going concern.

D.	Through December 31, 2013, the Company’s activities were funded by its shareholders. The continued operations of the Company as a going concern are dependent upon the infusion of funds from Company’s shareholders and other investors until it reaches profitability. The Company’s management believes that an additional financial support will be received from its existing shareholders or through Hyperion Therapeutics Inc., during the following year (see also notes 12A and 12C). There can be no assurance that additional funds will be available.

Note 2 - Summary of Significant Accounting Policies

A.	Basis of preparation and use of estimates

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (‘‘U.S. GAAP’’). The preparation of the accompanying financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to share based payments, and valuation of put and call options and shareholders loans.

B.	Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, short-term bank deposits and accounts receivable. Cash and cash equivalents are deposited with major banks in Israel. Management believes that the credit risk with respect to these balances is remote.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 2 - Summary of Significant Accounting Policies (cont’d)

C.	Translation of foreign currency balances and transactions

1)	Functional and presentation currency

Items included in the financial statements are measured using the currency of the primary economic environment in which the Company operates (hereinafter - “the functional currency”), which is the Euro. The financial statements are presented in U.S. dollars (hereinafter - “the presentation currency”).

2)	Transactions and balances

Foreign currency transactions are remeasurement into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the remeasurement at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the statement of operations.

Gains and losses arising from changes in exchange rates are presented in the statement of operations within “other income, net”.

Remeasurement differences on the written put option, written call options and put options received are recognized in statements of operations within “changes in the fair value of written put options, written call options and put options received”.

3)	Translation of financial statements of the Company

The results and financial position of the Company are translated into the presentation currency as follows:

(a)	Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

(b)	income and expenses for each statement of operations are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and;

(c)	All resulting exchange differences are recognized in other comprehensive loss.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 2 - Summary of Significant Accounting Policies (cont’d)

D.	Cash and cash equivalents

Cash and cash equivalents include cash in hand and deposits with banks with original maturities of three months or less.

E.	Bank deposits

Bank deposits are deposits with maturities of more than three months but less than one year. The deposits are presented at their cost.

F.	Fixed assets

Fixed assets are recorded at cost and depreciated by the straight-line method over the estimated useful lives of the assets.

Annual rates of depreciation are as follows:

%
Computers and peripheral equipment	33
Office furniture and equipment	7-15

Leasehold improvements are amortized over the term of the lease which is shorter than the estimated useful life of the improvements.

G.	Research and development

Research and development expenses include costs of payroll and related expenses, various activities related to intellectual property, research materials and supplies, and equipment depreciation. All research and development costs are expensed as incurred.

Acquired research and development in-process, which has not reached technological feasibility and has no alternative future use, is expensed as incurred. Payments contingent upon the successful fulfillment of a milestone are reflected in the accounts when the respective milestone is met.

Royalty-bearing grants from the Chief Scientist of Israel’s Ministry of Economy (hereinafter - “the OCS”) for funding approved research and development projects, are recognized at the time the Company is entitled to such grants, on the basis of the research and development expenses incurred. Such grants are presented as a reduction from research and development expenses in the statements of operations.

H.	Financial instruments

The Company’s financial instruments include cash equivalents, short-term bank deposits, accounts receivable, accounts payable, put options received and loans from shareholder.

Put options received as part of the collaboration agreements previously entered into (see note 7A), were initially recognized at their fair value, and subsequently measured at fair value at each reporting period with changes recognized in the statements of operations.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 2 - Summary of Significant Accounting Policies (cont’d)

Shareholder loans received to fund the Company’s research and activities (see note 7B) are recognized as a liability, at fair value, since the Company presumes the funding will be repaid, considering the significant related party relationship that exists with the funding shareholders. The difference between the proceeds received and the liability recognized is carried to additional paid-in capital. The liabilities are subsequently measured at amortized cost.

I.	Contingent liability

The Company’s contingent liability with respect of acquisition of in-process R&D (see note 5B) is recognized to the extent the Company concludes the occurrence is probable and that the related liability is estimable.

J.	Income taxes

The Company account for income taxes in accordance with ASC 740, “Income Taxes”, which prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance to reduce deferred tax assets to the amounts that are more likely-than-not to be realized.

K.	Employee benefits

The Company’s employees are included under section 14 of the Israeli Severance Compensation Law (“Section 14”). Under Section 14, the Company’s monthly deposits, at a rate of 8.33% of such employees’ monthly salary, are made on their behalf with insurance companies on account of severance pay. Payments in accordance with Section 14 release the Israeli companies from any future severance payments in respect of those employees. Thus, these plans are defined contribution plans, which are recognized as employee benefit expense when they are due.

Contributions during the years ended December 31, 2013 and 2012 and the period from inception through December 31, 2013 were $68 thousands, $61 thousands and $342 thousands, respectively, charged mainly to “research and development expenses, net”.

L.	Share based payments

The Company accounts for share-based employee compensation arrangements in accordance with provisions of ASC 718, Compensation - Stock Compensation. ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments including share options. ASC 718 requires companies to estimate the fair value of share-based payment awards using an option-pricing model. The Company calculates the fair value of stock options using the Binominal method and records compensation expense using the graded attribution method.

Since the exercise price is denominated in US dollars, which differs from the Company’s functional currency, such awards are classified as liabilities in the Company’s balance sheet and measured at fair value each reporting period until the awards are settled.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 3 - Financial Instruments and Financial Risk Management

A. Financial risks

The Company’s activities expose it to a variety of financial risks such as foreign exchange risk and liquidity risk. The Company is exposed to foreign exchange risks arising from various currency exposures, primarily with respect to the NIS and the US Dollar. Foreign exchange risk arises from future commercial transactions and recognized assets and liabilities denominated in foreign currencies which are not the functional currency.

As of balance sheet date, the Company funds its operations using its own equity, shareholders loans and Government grants.

B. Fair value estimation

ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The hierarchy is broken down into three levels based on the inputs as follows:

Level 1 -	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2 -	Observable prices that are based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 -	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

As of December 31, 2013 and 2012, the Company does not have any assets and liabilities measured at fair value on a recurring basis, with the exception of the put options received, which is a Level 3 measurement.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 3 - Financial Instruments and Financial Risk Management (cont’d)

The fair value of the put options was determined by using the “real option” valuation approach, which is based on the concept that at various stages in the future, managers will be able to respond to the preliminary result from the project and adjust their strategy to continue or abandon it accordingly.

The key assumptions and significant unobservable inputs at the basis of the value assessments are as follows:

	December 31
	2013	2012
WACC (assuming the Company’s product reach sales)	12%	12%
Probability to receive marketing approval in Europe	52%	69%
First year of sales in Europe	2017	2016
Peak sales of the product ($ millions)	696	696
Maximum market share	30%	30%

The following table presents the change in instruments measured at level 3 in the year ended December 31, 2013:

Put options received
$ thousands
Balance at January 1, 2012	4,901
Gains (losses) recognized in profit or loss	401
Translation adjustments	108

Balance at January 1, 2013	5,410
Gains (losses) recognized in profit or loss	(824)
Translation adjustments	214

Balance at December 31, 2013	4,800

Gains (losses) described in the above table above are attributable to the assets held as of December 31, 2013.

The carrying amounts of the Company’s financial instruments that are not measured on a recurring basis, including cash equivalents, short-term bank deposits, accounts receivable and accounts payable, approximate fair value because of their short-term maturities.

The estimated fair values and carrying amounts of the loans from shareholders, which are not measured at fair value on a recurring basis, are: December 31, 2013: $15,400 thousand and $20,851 thousand, respectively; December 31, 2012: $12,174 thousand and $13,050 thousand, respectively. The fair value of these loans is a level 3 measurement, which was determined by using the “real option” valuation approach and using the inputs as described above.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 4 - Cash and Cash Equivalents

	December 31
	2013	2012
	$ thousands
Cash in bank and cash in hand	1,212	1,128
Short-term bank deposits	—	3,977

	1,212	5,105

Note 5 - Research and Development

A.	Research and Development Expenses, Net

	For the year ended December 31 2013	For the year ended December 31 2012	Cumulative from inception (March 22, 2007) through December 31 2013
	$ thousands
Payroll and related expenses	916	776	4,455
Benefit component in grant of options to employees	(1,039)	83	1,428
Cost of trials - sub-contracted work	9,003	9,242	48,473
Professional fees	496	606	3,092
Acquisition of In-process R&D, see B below	—	3,703	14,751
Other	500	273	2,119

	9,876	14,683	74,318
Less - grants from the OCS	(513)	(261)	(3,332)

	9,363	14,422	70,986

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 5 - Research and Development (cont’d)

B.	Research and Development Arrangements

1)	In June 2007, the Company entered into an agreement with DeveloGen Israel Ltd. (hereafter - DeveloGen Israel”) and DeveloGen AG (hereafter jointly - “DeveloGen”), both private companies. Under the agreement Andromeda acquired DeveloGen’s technological activity designed to develop a product for treating type 1 diabetes, including intellectual property and usage rights (hereafter - “the technology and type 1 diabetes”).

In accordance with the agreement, the Company acquired from DeveloGen the rights to use the technology in consideration for royalties payable to DeveloGen Israel at a rate of 4% of net sales of Andromeda’s product up to a cumulative sum of €200 million, and 2% of net sales over a cumulative sum of €200 million; in addition, the parties were granted options where under the Company shall invest in DeveloGen Israel (hereafter - “the investment options”). The investment options are exercisable by DeveloGen Israel or by the Company in accordance with the terms of the agreement upon successful achievement of certain milestones relating to development stages of the technologies and/or receipt of certain regulatory permits which are based on the technology. The amounts the Company may potentially invest in DeveloGen if all the milestones are achieved and if all investment options are exercised may total € 18 million (hereafter - “the additional amounts”) in consideration for 25% of the issued share capital of DeveloGen Israel.

Commensurate with signing the agreement, the parent company and Teva signed a letter of understandings where Teva was granted the option to acquire full holdings in the Company within six months from the date of receipt of an interim report on the trial in consideration for royalties and one-time payment. The option granted to Teva was in return to a reduction in the rate of royalties which Teva had the right to receive from DeveloGen in accordance with previous agreements between them. The one-time payment shall amount to Company’s expenses during the period from date of signing the letter of understandings through the date of exercise of the option, multiplied by a multiplier ranging 3 to 7 as determined by Teva. The rate of the royalties shall be determined in accordance with a formula where under the rate of the royalties plus the multiplier shall equal 10.

At the time of the transaction the Company recorded research and development expenses for the acquired in process R&D in the amount of $11 million. The amount was based on the fair value of the put option granted to DeveloGen in the amount of $3.2 million, and an equity contribution from its parent in the amount of $7.8 million. The Call option received by the Company over Develogen Israel shares had a negligible fair value. The amounts recognized were based on the aggregate fair value of options granted to DeveloGen and Teva, since they were more clearly evident than the fair value of the acquired in process R&D.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 5 - Research and Development (cont’d)

B.	Research and Development Arrangements (cont’d)

2)	In March 2009, Andromeda and DeveloGen Israel signed an amendment to the agreement they previously entered into. In accordance with the amendment to the agreement, royalties payable to DeveloGen Israel were reduced to 3.5% of net sales of Andromeda’s product up to a cumulative sum of €200 million, and 1.5% of net sales over a cumulative sum of €200 million; Andromeda’s options to invest in DeveloGen Israel were canceled, and the amounts which may be payable by Andromeda to DeveloGen Israel, should all milestones be realized, could amount to €18 million, of which €1.2 million was paid upon closing of Teva’s investment in Andromeda with respect to exercise of the option as specified in Note 8. In 2010, DeveloGen Israel assigned all its rights relating to the said agreement to DeveloGen AG.

Through the date of the amendment, the written put option granted to DeveloGen was marked to market in the statements of operations, as “changes in fair value of written put option”. The put option liability was reclassified to a “liability in respect of acquisition of in process R&D” as of such date.

3)	On July 1, 2012, positive final results of the phase III clinical trial were received. Under the amended agreement, this achievement triggered a milestone payment of €3.9 million from the Company to DeveloGen AG. The excess of such amount over the liability already recognized as of such date (see 2 above), in the amount of approximately $3.7 million, was recorded as in process research and development expenses.

In the fourth quarter of 2012, the Company reached an agreement with Evotec International GmbH (formerly DeveloGen AG, hereafter “Evotec”) regarding the manner of payment of the milestone payment due to the success of the above mentioned trial. According to the agreement achieved, €0.5 million shall be paid through December 31, 2013, and the remaining amount - €3.4 million ($4.7 million) - will be paid in the future after the realization of an agreement between Company shareholders and strategic partners for commercialization of the product. This balance presented in the balance sheet within “current liabilities”.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 6 - Accounts Payable and Accruals

	December 31
	2013	2012
	$ thousands
A. Accounts payable
Open accounts	689	273
Expenses payable	3,668	2,777
Notes and checks payable	32	29

	4,389	3,079

Including related parties	713	713

B. Other payables
Employees and payroll institutions	178	203
Other	16	1

	194	204

Note 7 - Related Parties

A.	Transactions with related parties:

1)	In February 2008, the Company, the parent company and Teva signed an agreement that replaced the letter of understandings between the parties from June 2007 (see note 5B).

Under the agreement, Teva was granted an exclusive license to manufacture, develop, market and distribute the product around the world, for all indications. Teva was also granted two options to invest in the Company, which were exercised through the end of 2010. In consideration, the Company was granted three put options to obligate Teva to make three additional investments in the Company, and the parent company was granted two put options to sell a portion of its investment in the Company to Teva. Teva will also pay to the Company royalties at a certain percentage out of product sales, additional royalties on cumulative sales and additional payments for other indications of the product.

The royalties that Teva was entitled to and the call option granted to Teva under former agreements between the parent company, the Company and Teva were cancelled.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 7 - Related Parties (cont’d)

The total aggregate amount of investment under the three put options granted to the Company is up to $ 15 million: upon the completion of the phase III clinical trial, the Company shall have the right to sell Teva Company shares at the total amount of $ 5 million based on Company pre-money value of $ 380 million. At the earlier of receipt of permit to market the product in EU countries (EMA) or in the US, the Company shall have the right to sell Teva Company shares at the total amount of $ 5 million based on Company pre-money value of $ 480 million. Upon receipt of the second permit for marketing the product the Company shall have the right to sell Teva further Company shares at the total amount of $ 5 million based on Company pre-money value of $ 550 million.

The total aggregate amount of proceeds to the parent company under the two put options is up to $ 84 million, subject to obtaining permits to market the product in EU countries and the US, at a value of $480 million and $555 million, respectively.

The difference between the value of the option granted to Teva by the parent company under the June 2007 letter of understandings and the net value of all new options granted to the parties pursuant to the February 2008 agreement, in the amount of $12.5 million, was recognized as deferred income in respect of the manufacturing and marketing license granted to Teva. The deferred income in respect of manufacturing and marketing license will be recognized in the statement of operations commencing when the product is marketed. Also, the difference between the value of the liability included in the parent company’s accounts in respect of the option granted to Teva under the June 2007 letter of understanding (before this option was cancelled) and the fair value of the asset included in the parent company’s accounts in respect of the put option under the new agreement as specified above - amounting to approximately $14.3 million - was recorded as a reduction to additional paid-in capital.

2)	In May 2009, the Company and a fully owned corporation of the parent company signed a lease agreement. Total lease fees in respect of this agreement in 2013 and 2012 amounted to $ 125 thousand.

3)	Under an agreement between the Company and Teva, the latter bears the costs of sequel trials carried out by the Company. As of December 31, 2013 and 2012, amounts receivable from Teva in this respect amounted to $1,103 thousands and $507 thousands, respectively.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 7 - Related Parties (cont’d)

B.	Loans from Shareholders

	December 31
	2013	2012
	$ thousands
Loans from shareholders	20,851	13,050
Less - non-current portion	14,705	13,050

Current portion	6,146	—

1)	In 2007, the parent company has undertaken to extend the Company loans at the total amount of up to $ 7.5 million. The loans are linked to the exchange rate of the US dollar and bears annual interest of LIBOR+4%. Until June 2009, the loans were payable upon demand.

2)	Under the February 2008 agreement, Teva shall extend the Company a shareholders’ loan of $ 3.5 million; this loan shall be used to repay part of the shareholders’ loan extended by the parent company to the Company in previous periods. It was also determined in the agreement that after the receipt of a permit to market the drug in EU countries, Teva shall extend the Company a further shareholders’ loan (hereafter jointly - “the Teva loans”), which shall be used to fully repay the remaining balance of the shareholders’ loans extended to the Company by the parent company, prior to signing the agreement, including interest accrued thereon through that date. The Teva loans and the remaining balance of the parent company loans shall be repaid to Teva and the parent company, only out of royalties from net sales, in accordance with the conditions set in the agreement.

In June 2009, Teva extended a shareholders’ loan of $3.5 million to the Company, which was used to repay part of the shareholders’ loan which the parent company extended to the Company. The loan is linked to the exchange rate of the US dollar and bears annual interest of LIBOR+4%.

The loan received from Teva was included in the accounts at its fair value on the day it was received. The difference between the amount received and the fair value of the loan - a total of $1.3 million - was carried to additional paid in capital commensurate with the share issuance to Teva.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 7 - Related Parties (cont’d)

The value of the remaining balance of the loan received from the parent company under terms that are not market terms was updated upon the execution of the change in the repayment terms of the loan in accordance with its fair value at the time of the change; and the difference between the fair value of the loan and its carrying amount prior to the change as above - amounting to approximately $1.5 million - was carried to additional paid in capital.

In 2012, Teva and the parent company extended the Company loans at the total amounts of $ 3.5 and $ 6.5 million, respectively. The loan are linked to the exchange rate of the US dollar and bears annual interest of LIBOR+4%. The loans shall be repaid to Teva and the parent company, only out of royalties from net sales, in accordance with the conditions set in the agreement. The loans were included in the Company’s accounts at fair value at date of receipt thereof, and the difference between the amount received and the fair value of the loans - amounting to approximately $3.7 million - was carried to additional paid in capital.

3)	In 2013, the parent company extended further $6.1 million loans to the Company. The loans are linked to the exchange rate of the US dollar and bears annual interest of LIBOR+4%. The loans are payable on demand and are therefore included among current liabilities.

Note 8 - Commitments

A.	The Company committed to pay 3%-5% royalties for participation grants received from the Israeli government up to 100% of the amounts of grant received plus linkage to the dollar and interest at LIBOR, according to the regulations. See also Note 2 for the accounting treatment for such grants.

The amount of grants including the accumulated interest is approximately $9.3 million as of December 31, 2013.

B.	Under the agreement discussed in Note 5B above, the Company committed to pay royalties to Evotec 3.5% royalties from sales of the Company’s product (net) of up to €200 million and 1.5% of total net sales of over an accumulated amount of €200 million.

C.	The Company engaged in agreements with a third party for performing the clinical trials in Europe and the US totaling €26 million. The Company has a right to end the agreement with an advance notice to the third party and paying the third party for the services it provided up to that date. The remaining commitment to this provider as of December 31, 2013 is €12.8 million.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 8 - Commitments (cont’d)

D.	Under the agreement discussed in Note 5B, a research and license agreement with a third party was assigned by Develogen Israel to the Company. The agreement gives the Company a license for an exclusive use of patents of the third party in order to manufacture and sale of products based on those patents.

In consideration for the license, the Company will pay the third party royalties for selling the products at 3% of net sales by the Company or by sub-licensees. In addition, the Company will pay the third party 20%-25% royalties from amounts the Company will earn from sub-licensing.

E.	As of December 31, 2013, minimum future rentals under operating leases were approximately $50 thousand for 2014 and negligible for each of the subsequent years.

Note 9 - Ordinary Shares

The share capital is composed of ordinary shares of NIS 0.01. The ordinary shares provide their holders the right to participate and vote in shareholders meetings, a right to receive profits and the right for a share in surplus assets upon liquidation.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 10 - Taxes on Income

A.	Corporate tax rates in Israel

The Company is taxed in accordance with Israeli tax laws. The corporate tax rate applicable to 2012 and 2013 is 25%.

On August 5, 2013, the Law for Change of National Priorities (Legislative Amendments for the Achievement of Budgetary Objectives for 2013 and 2014), 2013 (hereinafter - the Law) was published in Reshumot stating among other things, that the corporate tax rate will be 26.5% (instead of 25%) in 2014 and thereafter.

B.	Carryforward loss

The Company incurred carryforward loss amounting on December 31, 2013 to approximately $ 52 million, and has no expiry date.

Final tax assessments have not been received by the Company since its incorporation. The Company’s tax assessments through 2009 are considered final.

C.	Deferred taxes

	December 31
	2013	2012
	$ thousands
Carryforward tax losses	13,924	10,140
Research and development credit carryforwards	3,033	2,735
Other	47	41

	17,004	12,916
Less - valuation allowance	(17,004)	(12,916)

Net deferred tax asset	—	—

The Company has provided a valuation allowance for the full amount of its deferred tax assets since realization of these future benefits was not sufficiently assured at December 31, 2013 and 2012.

Should the Company achieve profitability, these deferred tax assets may be available to offset future income tax liabilities and expense.

D.	Reconciliation of the theoretical tax expense to actual tax expense

The main reconciling item between the statutory tax rate of the Company and the effective rate is the provision for full valuation allowance in respect of tax benefits from carryforward tax losses due to the uncertainty of the realization of such tax benefits (see c. above).

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 11 - Share-Based Payments

In 2007, the Company’s board of directors approved a plan that grants employees, directors, advisors and services providers up to 32,000 share options for no consideration that are exercisable into 32,000 ordinary shares of NIS 0.01 par value each (hereinafter - “2007 plan”). In 2008, the 2007 plan was expanded and included 52,632 ordinary shares of NIS 0.01 par value (hereinafter - “the plan”). As of December 31, 2013, 11,782 options are available for distribution.

Options were granted according to the plan under Section 102 to the Israel Income Tax Ordinance. According to the tax track elected by the Company and according to those rules, the Company is not entitled to claim expenses for tax purposes on amounts attributed as employee benefits, including those recorded as compensation benefit in the accounts of the Company for options that employees received as part of the plan, excluding an income-related element, if any, as determined on the date of allocation.

All options granted according to the plan are exercisable for a 7-year period after their grant date.

In December 2007, the Company’s board of directors approved an allocation to three employees of 32,000 options, for no consideration exercisable into 32,000 ordinary shares of NIS 0.01 par value each. The exercise price of each option was set to $22. The right of the employees to exercise the options vests in four equal annual installments. The first installment shall be exercisable 12 months after the beginning of their employment.

The fair value of the options allocated on grant date was $979 thousand. This fair value was computed using the binomial model, using an expected volatility of 50% to 78%, risk-free interest rate of 3.04% to 3.75%, dividend yield of 0% and early exercise factor of 700%.

In December 2008, the Company’s board of directors approved an allocation to five employees of 9,500 options, for no consideration exercisable into 9,500 ordinary shares of NIS 0.01 par value each. The exercise price of 5,000 options was set to $45 and the exercise price of 4,500 options was set to $75. The right of employees to exercise 5,000 options vests in four equal annual installments. The first installment shall be exercisable 12 months after the beginning of their employment and the right of employees to exercise 4,500 options vests in four equal annual installments. The first installment shall be exercisable 12 months after the date of allocation.

The fair value of the options allocated on grant date was $588 thousand. This fair value was computed using the binomial model, using an expected volatility of 50% to 86%, risk-free interest rate of 0.61% to 3.34%, dividend yield of 0% and early exercise factor of 500%.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 11 - Share-Based Payments (cont’d)

On April 28, 2010, the Company’s board of directors approved an allocation to three employees of 8,500 options for no consideration, exercisable into 8,500 ordinary shares of NIS 0.01 par value each. The exercise price of each option was set to $100. The right of employees to exercise the options vests in four equal annual installments. The first installment shall be exercisable 12 months after the beginning of their employment.

The fair value of the options allocated on grant date was $792 thousand. This fair value was computed using the binomial model, using an expected volatility of 57% to 94%, risk-free interest rate of 0.4% to 3.8%, dividend yield of 0% and early exercise factor of 100% to 150%, depending on the seniority of the employees.

On March 22, 2011, the Company’s board of directors approved an allocation to eight employees of 5,350 options for no consideration, which are exercisable into 5,350 ordinary shares of NIS 0.01 par value each. The exercise price of each option was set to $121. The right of employees to exercise the options, vest in thirteen installments, where 25% vest on December 31, 2011 and the remainder in twelve equal installments, every 3 months thereafter.

The fair value of the options allocated on grant date was $421 thousand. This fair value was computed using the binomial model, using an expected volatility of 58%, risk-free interest rate of 1.14% to 2.73%, dividend yield of 0% and early exercise factor of 100% to 150%, depending on the seniority of the employees.

On November 1, 2011, the Company’s board of directors approved another allocation to an employee for no consideration of 1,500 options, exercisable into 1,500 ordinary shares of NIS 0.01 par value each. The exercise price of each option was set to $121. The right of employees to exercise the options vests in thirteen installments, where 25% vest on May 18, 2012 and the remainder in twelve equal installments, every 3 months thereafter.

The fair value of the options allocated on grant date was $98 thousand. This fair value was computed using the binomial model, using an expected volatility of 59%, risk-free interest rate of 1.42% to 2.26%, dividend yield of 0% and early exercise factor of 100%.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 11 - Share-Based Payments (cont’d)

A summary of the status of the share options granted to employees outstanding as of December 31, 2013, and changes during the years ended on this date, is presented below:

	Number of options	Weighted average Exercise price per share
Options granted in 2007	32,000	22

Balance at December 31, 2007	32,000	22
Options granted	9,500	59
Options forfeited	(6,000)	22

Balance at December 31, 2008	35,500	32
Options forfeited	(6,250)	36

Balances at December 31, 2009	29,250	31
Options granted	8,500	100
Options forfeited	(3,750)	30

Balances at December 31, 2010	34,000	49
Options granted	6,850	121

Balances at December 31, 2011, 2012 and 2013	40,850	61

The amounts of expenses (income) recognized in the statement of operations of the Company for the reported years for employee option allocations are ($2,181) thousand, $137 thousand and $2,128 thousand for the years ended December 31, 2013 and 2012 and for the period since inception through December 31, 2013, respectively.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 11 - Share-Based Payments (cont’d)

The following tables present summary information concerning the options granted and outstanding as of December 31, 2013:

	Options outstanding
Exercise Price (in $)	Number of options	Weighted average remaining life (in years)	Aggregate fair value (in $ thousands)	Aggregate intrinsic value (in $ thousands)
22	21,000	0.92	1,276	1,255
75	4,500	1.92	181	31
100	8,500	3.32	281	—
121	6,850	4.36	204	—

61	40,850	2.11	1,942	1,286

	Options vested and exercisable
Exercise Price (in $)	Number of options	Weighted average remaining life (in years)	Aggregate fair value (in $ thousands)	Aggregate intrinsic value (in $ thousands)
22	21,000	0.92	1,276	1,255
75	4,500	1.92	181	31
100	8,500	3.32	281	—
121	4,950	4.34	147	—

58	38,950	1.99	1,885	1,286

The aggregate fair values in the above tables were computed using the binomial model, using estimated fair value of the ordinary share of the Company as of December 31, 2013 of $82, an expected volatility of 60% to 90%, risk-free interest rate of 0.1% to 3.0%, dividend yield of 0% and early exercise premium of 150%.

As of the beginning of 2013, there were 5,737 non-vested options with a weighted average fair value of $76.3 per share. As of the end of 2013, there were 1,900 non-vested options with a weighted average fair value of $30.1 per share. During 2013, there were 3,837 options that vested with a weighted-average fair value of $31.6 per share, respectively.

As of December 31, 2013, there was a total unrecognized compensation cost of $12 thousand related to unvested share-based awards granted. These amounts are expected to be recognized over a weighted average period of 1.05 years.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 11 - Share-Based Payments (cont’d)

The following tables present summary information concerning the options granted and outstanding as of December 31, 2012:

	Options outstanding
Exercise Price (in $)	Number of options	Weighted average remaining life (in years)	Aggregate fair value (in $ thousands)	Aggregate intrinsic value (in $ thousands)
22	21,000	1.92	2,533	2,493
75	4,500	2.92	438	296
100	8,500	4.32	662	346
121	6,850	5.36	516	135

61	40,850	3.10	4,149	3,270

	Options vested and exercisable
Exercise Price (in $)	Number of options	Weighted average remaining life (in years)	Aggregate fair value (in $ thousands)	Aggregate intrinsic value (in $ thousands)
22	21,000	1.92	2,533	2,493
75	4,500	2.92	438	296
100	6,375	4.32	497	260
121	3,238	5.33	243	64

52	35,113	2.80	3,711	3,113

The aggregate fair values in the above tables were computed using the binomial model, using estimated fair value of the ordinary share of the Company as of December 31, 2012 of $141, an expected volatility of 60% to 90%, risk-free interest rate of 0.3% to 1.8%, dividend yield of 0% and early exercise factor of 150%.

Andromeda Biotech Ltd.

(A Development Stage Company)

Notes to the Financial Statements as of December 31, 2013

Note 12 - Subsequent Events

A.	In January 2014, the parent company’s board of directors approved the extension of loans of up to $3 million to the Company. In February 2014, the parent company extended a $1 million loan to the Company. In April 2014, the parent company provided a $2 million guarantee to the Company in lieu of providing the balance of approved loans.

B.	In February 2014 the Company has entered into an agreement with Teva to repurchase rights in the Company’s leading product (including the exclusive license granted to Teva), which were conferred upon Teva as part of the February 2008 agreement; as part of the agreement signed in February 2014 the Company shall also acquire all Company shares held by Teva (after converting the loans that Teva extended to the Company into further shares) in consideration for $72 million, which will be paid to Teva through future installments based on the revenue of the Company and/or the receipts that will be paid to its shareholders.

As part of the agreement, the Company and the parent company waived the put options they were granted in the past by Teva. The purchase of Teva’s interest in the Company was completed in May 2014, after receipt of Court approval for the reduction of Company’s capital. Subsequent to the completion of the transaction, the parent company holds all the issued and paid share capital of the Company (96% on a fully diluted basis).

C.	In April 2014 and further to a memorandum signed in February 2014, the Company and the parent company entered into agreement with Hyperion Therapeutics Inc. (hereafter - “the purchaser”), where under the purchaser shall acquire from the parent company all of the Company’s share capital at the time of completion of the agreement.

D.	The Company has evaluated subsequent events from January 1, 2014 through June 12, 2014, the date on which the financial statements were available for issuance.